EXHIBIT 99.4

FORM OF LETTER
CEMTREX, INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights Distributed to Holders of Common Stock and Series 1 Warrants of

Cemtrex, Inc.

November 21, 2018

To Security Dealers, Commercial Banks,
Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering by Cemtrex, Inc. of subscription rights certificates (“Subscription Rights Certificates”) relating to the rights offering by Cemtrex, Inc. (“Cemtrex”) of non-transferable subscription rights distributed to all holders of record of Cemtrex’s shares of common stock, par value $0.001 per share, and series 1 warrants, at 4:00 p.m., Eastern time, on November 20, 2018 (the “record date”). The rights are described in the prospectus supplement.

The subscription rights will expire, if not exercised prior to 5:00 p.m., Eastern time, on December 19, 2018, unless extended (the “Expiration Date”).

As described in the accompanying prospectus supplement, each record holder of common stock and/or warrants registered in your name or the name of your nominees is entitled to one subscription right for every one share of our common stock and one subscription right for every ten series 1 warrants owned by such holder on the record date. For example, if you owned 1,000 shares of our common stock and 1,000 warrants as of 4:00 p.m., Eastern time, on the record date, you would receive 1,100 subscription rights and would have the right to purchase 1,100 shares at the subscription price with your basic subscription privilege plus you would also be entitled to an over-subscription privilege, in each case subject to proration. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription privilege in full, you will not be entitled to purchase any shares under your over-subscription privilege.

Because we may only raise up to $2,700,000 (the “Maximum Offering Amount”) in proceeds in this rights offering, the basic subscription privilege is subject to proration. Each subscriber will receive a number of shares per right equal to the product (disregarding fractions) obtained by multiplying the number of shares issuable by Cemtrex to ensure that the Maximum Offering Amount is not exceeded based on the subscription price (the “Maximum Available New Stock”) by a fraction of which the numerator is the number of shares subscribed for by that subscriber under the basic subscription privilege and the denominator is the aggregate number of shares subscribed for by all of the subscribers pursuant to the basic subscription privilege. Any fractional shares to which subscribers would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share. For example, assume that the subscription price is $1.06 per share and 3,000,000 rights are exercised during the course of the rights offering. The gross proceeds to Cemtrex, without proration, would equal $3,180,000, which is in excess of the Maximum Offering Amount. Accordingly, we would be required to prorate the subscriptions for each subscriber. If you exercised 1,000 rights subscribing for 1,000 shares, your subscription would be prorated and you would receive only 849 shares of common stock (1,000 shares multiplied by the quotient of $2,700,000, or the Maximum Offering Amount, divided by $3,180,000) and would be refunded any additional money, without interest.

The over-subscription privilege provides each rights holder that fully exercises all of such holder’s basic subscription privilege the opportunity to purchase the shares that are not purchased by other rights holders (the “Remaining New Stock”). If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional shares unclaimed by other holders of subscription rights in the rights offering at the same subscription price per share. If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, we will allocate the available shares pro-rata among those stockholders exercising their over-subscription privilege based on the number of available shares such that each subscriber would receive such number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the over-subscription privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the over-subscription privilege. Any fractional shares to which persons exercising their over-subscription privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share. The subscription agent will notify subscription rights holders of the number of shares, if any, allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

There may not be sufficient shares available to purchase the number of shares issuable upon the exercise of basic subscription privileges or over-subscription privileges. Cemtrex will only honor over-subscription privileges to the extent sufficient unsubscribed shares are available following the exercise of subscription rights under the basic subscription privilege. Cemtrex will not issue more than $2,700,000 worth of shares at the subscription price per share.

To the extent the aggregate subscription available to you pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the subscription privileges, you will be allocated only the number of unsubscribed shares available to you promptly after the expiration of the rights offering.

To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate subscription price of the maximum number of shares available to you, you will be allocated the number of shares for which you actually paid in connection with the privilege.

The number of shares subscribed is further subject to reduction as a result of tax attribute considerations as described in the prospectus supplement.

Each rights holder will be required to submit payment in full for all the shares it wishes to buy. Payment must be made assuming the subscription price of $1.06 per share. Any excess subscription payments received by the subscription agent as a result of the subscription price decreasing will be put towards the purchase of additional shares in the rights offering unless the rights holder makes an election on the rights certificate to have the excess subscription payment returned in cash. Accordingly, the number of shares you receive may be greater than the number of shares that you subscribed for.

The rights will be evidenced by non-transferable rights certificates, which will cease to have value at the Expiration Date.

2

We are asking persons who hold common stock and/or warrants beneficially and who have received the subscription rights distributable with respect to those securities through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold these securities directly and prefer to have such institutions effect transactions relating to the subscription rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate rights certificate to contact the appropriate nominee as soon as possible and request that a separate rights certificate be issued.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the subscription agent, incurred in connection with the exercise of the subscription rights will be for the account of the holder of the subscription rights, and none of such commissions, fees or expenses will be paid by Cemtrex or the subscription agent.

Enclosed are copies of the following documents:

1.	Prospectus Supplement;

2.	Instructions as to the use of Cemtrex, Inc. Rights Certificates;

3.	A form of letter which may be sent to your clients for whose accounts you hold shares of common stock and/or warrants registered in your name or the name of your nominee, with an attached form of instruction;

4.	Nominee Holder Certification;

5.	Notice of Guaranteed Delivery for Rights Certificates Issued by Cemtrex, Inc.; and

6.	A return envelope addressed to Continental Stock Transfer & Trust Co., the subscription agent.

Your prompt action is requested. To exercise the subscription rights, you should deliver the properly completed and signed rights certificate (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the subscription price in full for shares subscribed for pursuant to the basic subscription privilege and the over-subscription privilege, to the subscription agent, as indicated in the prospectus. The subscription agent must receive the rights certificate or Notice of Guaranteed Delivery with payment of the subscription price, including final clearance of any checks, prior to the Expiration Date. A subscription rights holder cannot revoke the exercise of its subscription rights. Subscription rights not exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Okapi Partners LLC , the information agent for the rights offering. Any questions or requests for assistance concerning the rights offering should be directed to Okapi Partners LLC, the information agent for the Rights Offering, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

Very truly yours,

Cemtrex, Inc.

3